Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 22, 2004, in the registration statement (Form F-3) of Aladdin Knowledge Systems Ltd for the registration of 2,600,000 shares of its common stock.

/s/ KOST FORER GABBAY AND KASIERER
A Member of Ernst & Young Global
Tel-Aviv, Israel December 16, 2004